                                  EXHIBIT 99.2

FalconStor  Extends Lock-Up Period Of Shares To April 30, 2003, With Substantial
Agreement From Shareholders And Principal Stockholders of the Former FalconStor,
Inc.

MELVILLE,   N.Y.--(BUSINESS  WIRE)--Jan.  14,  2002--FalconStor  Software,  Inc.
(Nasdaq:  FALC - news) announced today that  substantially all of the holders of shares of common stock issued to the former shareholders of FalconStor, Inc., in connection with its reverse merger with Network Peripherals, Inc. in August 2001
(a total of  31,316,599  shares of common  stock were issued in the merger) have agreed to extend the  lock-up  period for their  shares of  FalconStor's  common stock from  August 22,  2002 until  April 30,  2003.  The shares  subject to the lock-up  include  approximately  22,188,671  shares  held by ReiJane  Huai,  the
Chairman,  President and Chief  Executive  Officer of FalconStor,  Irwin Lieber,
Barry Rubenstein and certain  investment  partnerships  affiliated with them and certain other large stockholders (the "Principal Stockholders").

The lock-up  agreement  continues  to provide that the Board of Directors of the
Company may, in its sole discretion,  release any and all of the shares from the lock-up  restrictions.  The Principal  Stockholders  have further agreed, in the event that the Board  releases  shares of common stock from the lock-up prior to
April 30,  2003,  that none of their  shares will be  released  from the lock-up until all other stockholders subject to the extended lock-up have been given the opportunity to have all their shares subject to the lock-up freed up for sale.

The  Company  further  announced  that the Board of  Directors  has  decided  to immediately  release  approximately 10% of the shares of common stock subject to lock-up  agreements.  This  release of shares  does not apply to the  22,188,671 shares held by the Principal Stockholders.

Commenting  on these  actions,  ReiJane  Huai said that "the Board of  Directors believes that the foregoing  actions address  concerns in the market relating to the overhang of the August 22, 2002 lock-up  expiration  date and will hopefully provide  an  orderly  release  of  shares  onto the open  market.  The  Board of
Directors will continue to evaluate the release of shares subject to the lock-up based upon various factors including market conditions, advice of its investment bankers and market makers and the Company's operating performance."

Mr.  Huai  further  stated  that  "the  Board  of  Directors  was   particularly
appreciative of the Principal  Stockholders for agreeing to extend their lock-up until April 30, 2003 and reconfirming their belief in the success of the Company and commitment to being long term stockholders of the Company." In addition, Mr.
Huai said, "the Board of Directors  believe that this 10% release of the lock-up is  appropriate  at this  time  due  to,  among  other  things,  current  market conditions.  This release also allows those  investors  who provided much needed capital to the Company in its early  stages to have the  opportunity  to benefit from the success of the Company."

About FalconStor

FalconStor  Software,  Inc.  (Nasdaq:  FALC - news) helps enterprises rise above ever-expanding  storage  complexities and costs by providing a  state-of-the-art software-only  storage  networking  solution,  consolidating  storage management while  drastically  improving  storage  efficiency and quality of service.  With
unprecedented   manageability,    performance,    security,   and   flexibility,
FalconStor's  flagship product,  IPStor(TM) transcends the limitations that have historically confined SANs to local data centers.

Founded in 2000,  FalconStor is  headquartered  in Melville,  NY.  International offices include Paris, Tokyo and Taichung, Taiwan. FalconStor is a voting member of the Storage  Networking  Industry  Association  (SNIA).

This press release  includes  forward-looking  statements  that involve risk and uncertainties  that could cause  actual  results to differ  materially  from the forward-looking  statements.  These risks and uncertainties  include:  the early stage of FalconStor's business; delays in product development; market acceptance of FalconStor's  products and services;  technological change in the storage and networking  industries;  competition in the storage networking  software market;
the ability to achieve  profitability;  intellectual  property  issues and other disputes;  and other risk  factors  discussed in  FalconStor's  reports on Forms
10-K, 10-Q and other reports filed with the Securities and Exchange Commission.
FalconStor  and IPStor are  trademarks  of FalconStor  Software,  Inc. All other company and product names  contained  herein are  trademarks  of the  respective holders.

CONTACT:
     FalconStor, Melville
     Public Relations: Herman Chin, 631/962-1163
     Investor Relations: Christine Rogers, 631/962-1160